SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida		34478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 28, 2011, Nobility Homes, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended August 6, 2011 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

As previously reported by the Company in its Form 12b-25 filed with the SEC on September 21, 2011, the filing of the Form 10-Q was delayed in order for the Company to complete the process of obtaining an independent valuation of its inventory of pre-owned manufactured homes and that it is unable to complete its financial statements and Management’s Discussion and Analysis for inclusion in the Form 10-Q until such valuation is completed.

The Company has until November 28, 2011 to submit a plan to regain compliance with respect to its delinquent periodic report and, if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Form 10-Q due date, or until March 19, 2012, to regain compliance.

The Company issued a press release on October 3, 2011, disclosing receipt of the September 28, 2011 letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

October 3, 2011	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release.